Exhibit 99.2

Proxy Valley Commerce Bancorp Special Meeting of Shareholders January , 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned shareholder of Valley Commerce Bancorp hereby nominates, constitutes and appoints Philip R. Hammond, Jr. and Russell F. Hurley as proxyholders of the undersigned, with full power of substitution to each, to attend and act as proxyholders of the undersigned at the special meeting of shareholders of Valley Commerce Bancorp to be held at the Visalia Country Club, 625 North Ranch Road, Visalia, California on January     , 2017, at 6:00 p.m., and at any and all adjournments thereof and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote:

1.

Merger. Approval of the Agreement and Plan of Reorganization and Merger, dated as of September 22, 2016, as amended on December 19, 2016, by and between CVB Financial Corp. and Valley Commerce Bancorp, pursuant to which Valley Commerce Bancorp will be merged with and into CVB Financial Corp.

[    ]        FOR                             [    ]        AGAINST                             [    ]        ABSTAIN

2.

Adjournment. Approval of the proposal to grant discretionary authority to adjourn the special meeting on one or more occasions, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or any adjournment or postponement of that meeting, to approve the principal terms of the Agreement and Plan of Reorganization and Merger.

[    ]        FOR                             [    ]        AGAINST                             [    ]        ABSTAIN

In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the special meeting and at any and all adjournments thereof. The board of directors at present knows of no other business to be presented by or on behalf of Valley Commerce Bancorp or the board of directors at the special meeting.

The Board of Directors recommends a vote “FOR” for the Agreement and Plan of Reorganization and Merger and “FOR” discretionary authority to adjourn the special meeting if necessary to approve the Agreement and Plan of Reorganization and Merger. The proxy confers authority to and shall be voted “FOR” the Agreement and Plan of Reorganization and Merger and “FOR” adjournment if necessary to approve the Agreement and Plan of Reorganization and Merger unless “AGAINST” or “ABSTAIN” is indicated, in which case the proxy shall be voted in accordance with such instructions. If no direction is made, the proxy will be voted “FOR” the Agreement and Plan of Reorganization and Merger and “FOR” discretionary authority to adjourn the special meeting if necessary to approve the Agreement and Plan of Reorganization and Merger. If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the recommendations of management.

Please Sign and Date Below

(Please date this proxy and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

[    ]    I Do                [    ]    I Do Not                Expect to Attend the Meeting.

(Number of Shares)

(Please Print Your Name)

(Please Print Your Name)

(Date)

(Signature of Shareholder)

(Signature of Shareholder)

This proxy is solicited on behalf of the board of directors and may be revoked prior to its exercise by filing with the secretary of Valley Commerce Bancorp a duly executed proxy bearing a later date or an instrument revoking this proxy, or by attending the meeting and voting in person.